UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2015

PERFORMANT FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35628 (Commission File Number)	20-0484934 (IRS Employer Identification No.)

333 North Canyons Parkway

Livermore, CA 94551

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (925) 960-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Merger Agreement

On January 28, 2015, Performant Financial Corporation, a Delaware corporation (“Performant”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Performant, Premier Healthcare Exchange, Inc., a Delaware corporation (“PHX”), Project Phoenix Merger Sub, Inc., a Delaware corporation and a wholly-owned, indirect subsidiary of Performant (“Merger Sub”), and Todd Roberti, as stockholder representative. Under the Merger Agreement, on the terms and subject to the satisfaction of the conditions set forth therein, Merger Sub will be merged with and into PHX (the “Merger”). PHX will survive the Merger and become a wholly-owned indirect subsidiary of Performant. Immediately prior to the closing of the Merger, PHX will cause all of the equity interests of its subsidiary, Pay-Plus Solutions, Inc. (“Pay-Plus”), to be distributed to PHX’s stockholders.  Pay-Plus is an entity whose business is operated separately from the business of PHX that Performant has agreed to acquire.

The Merger Agreement provides, among other things, that all outstanding shares of capital stock of PHX, par value $0.001 per share, (other than certain shares as provided in the Merger Agreement) will be converted into the right to receive aggregate merger consideration of approximately $108.0, subject to certain adjustments specified in the Merger Agreement; additionally, immediately prior to the effective time of the Merger, certain stockholders of PHX will exchange a portion of their shares of PHX common stock for shares of common stock of Performant valued at $22.0 million in the aggregate (the “Merger Consideration”).  Performant estimates that the total cash consideration payable at the closing of the Merger will be approximately $113.9 million.  The shares of common stock issued in connection with the merger will be issued to the three largest stockholders of PHX, including the Chief Executive Officer, the Chief Operating Officer and an affiliate of Edison Venture Partners, in exchange for a portion of their shares of PHX.  These shares will be subject to restrictions on sale ranging from six months to approximately two years after the closing of the PHX acquisition.  The value of such shares of Performant common stock will be based on the average closing price of Performant common stock during the sixty (60) trading days ending two (2) trading days prior to the closing date of the Merger, or, if lower, the public offering price per share in Performant’s proposed public offering of common stock discussed below.

Pursuant to the Merger Agreement, Performant is obligated to pay additional consideration to the former stockholders of PHX in the form of a cash earnout payment of up to $19.1 million. The earnout is payable based on PHX, on a stand-alone basis, generating specified levels of revenues for the full year ending December 31, 2015.  No earnout payment is due if PHX’s revenues are less than $64.0 million.  The earnout payment is approximately $6.9 million based on revenue of $64.0 million, gradually increasing in amount based on revenues in excess of $64.0 million.  The earnout payment is capped at $19.1 million once PHX’s revenues reach $78.2 million.  At the closing of the Merger, Performant will deposit $13.0 million into escrow to partially secure its obligation to make the earnout payment to PHX stockholders. If Performant’s earnout payment obligation is less than the amount on deposit, the excess will be refunded to it.

The Merger Agreement contains customary representations, warranties and covenants of PHX. The Merger Agreement also provides that the stockholders of PHX will indemnify Performant and its affiliates for breach of representations, warranties, covenants and certain other matters as specified in the Merger Agreement. Approximately $13.0 million (less the pro rata portion allocable to any dissenting shares) of the Merger Consideration, will be placed into an escrow to secure the indemnification obligations of PHX’s stockholders. The indemnification escrow will be released 15 months after the closing of the PHX acquisition (less amounts retained in escrow to satisfy then-pending claims).

The Merger Agreement contains customary closing conditions.  Conditions related to compliance with premerger antitrust approval and the approval of the merger by PHX’s stockholders have been satisfied.  In addition, completion of a financing by Performant to fund the Merger Consideration is a condition to Performant’s obligation to close the Merger.  On January 28, 2015 Performant announced proposed concurrent public offerings of $80 million aggregate principal amount of convertible senior notes due 2020 (the “Notes”) and $50 million of Performant’s common stock (See Item 8.01).

The Merger Agreement may be terminated at any time before the effective time of the Merger by the mutual written consent of Performant and PHX, and under the following circumstances:

•                  By either party if the Merger is not consummated by February 12, 2015 (provided that the right to terminate the Merger Agreement will not be available to a party whose breach of a representation, warranty, covenant or agreement caused the failure of the PHX acquisition to be consummated by such date).

•                  By either party if a permanent injunction or other order which is final and non-appealable is issued preventing or prohibiting the consummation of the PHX acquisition.

•                  By either party if there is a breach of any representation, warranty, covenant or agreement in the Merger Agreement by the other party, or any of the other party’s representations or warranties becomes untrue after the date of the Merger Agreement, that would cause a closing condition to fail to occur, and such breach has not been cured within 30 days after notice to the breaching party.

In the event that the Merger is not completed due to Performant’s failure to complete the required financing of the Merger Consideration payable to PHX stockholders, Performant is obligated to pay PHX an expense termination fee of $750,000.  In connection with the Merger, Performant’s senior secured credit agreement will be amended, among other things, in order to permit the Merger and the financing of the Merger Consideration, as described below.

The foregoing description of the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference in its entirety. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Performant or PHX. In particular, the representations and warranties contained in the Merger Agreement are not intended to be a source of business or operational information about Performant or PHX as such representations and warranties are made as of a specified date, are tools used to allocate risk between the parties, are subject to contractual standards of knowledge and materiality and are modified or qualified by information contained in the disclosure schedules and in the disclosure schedules exchanged by the parties. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about PHX or Performant.

Amendment No. 3 to Credit Agreement

On January 28, 2015, Performant’s wholly-owned subsidiary, Performant Business Services, Inc., (“Performant Business Services”) entered into Consent and Amendment No. 3 to Credit Agreement (the “Third Amendment”) by and among Performant Business Services, as borrower, the financial institutions from time to time listed therein as lenders (“Lenders”) and Madison Capital Funding LLC, as agent for the Lenders (the “Agent”), which amends certain provisions of the Credit Agreement, dated as of March 19, 2012 (as amended, the “Credit Agreement”), by and among Performant Business Services, as borrower, the Lenders and the Agent, to permit the offering and sale of the Notes, the consummation of the Merger, and the entry into the Merger Agreement and other documents in connection with the offering and sale of the Notes and the Merger.

Under the Third Amendment, Performant is permitted to issue the Notes if the offering of the Notes complies with requirements with respect to the aggregate principal amount, interest rate and maturity date as set forth in the Third Amendment.  The Third Amendment also amends certain covenants and events of default related to the Notes, to, among other things, allow Performant to pay regularly scheduled interest on the Notes, so long as no event of default has occurred and is continuing under the Credit Agreement on such date, but not to pay cash to settle the Notes upon conversion (other than cash in lieu of fractional shares).  On the date the Notes, and Performant’s common stock (if any) are issued, Performant is required to repay $10.0 million of the outstanding term loans under the Credit Agreement.  If the consummation of the sale of the Notes by Performant does not occur on or prior to February 12, 2015 (or such later date not more than 30 days following such date as may be agreed by the Agent in its sole discretion), the provisions of the Third Amendment relating to the Notes, including the provisions permitting the offering and sale of the Notes, shall become null and void.

In addition, upon the consummation of the Merger the following financial covenants will be amended pursuant to the Third Amendment:

•                  Performant’s minimum adjusted cash balance would be decreased from $35.0 million to $25.0 million through December 31, 2015, and from January 1, 2016 through December 31, 2016, decreased from $30.0 million to $20.0 million.

•                  The minimum amount of EBITDA for any trailing twelve month period Performant would be required to maintain through December 31, 2016 would be increased from $20 million to $30 million.

•                  The maximum amount of capital expenditures Performant is permitted to make for the years ending December 31, 2014, December 31, 2015, and December 31, 2016, would be increased from $12.5 million to $13.5 million.

•                  Performant’s total debt to EBITDA ratio; Performant is required to maintain would be revised as follows:

•                  for the computation periods ending December 31, 2014, March 31, 2015, June 30, 2015, September 30, 2015 and December 31, 2015, Performant’s total debt to EBITDA ratio would be lowered from 5.0 to 1.0 to 4.0 to 1.0; and

•                  for the computation periods ending March 31, 2016, June 30, 2016, September 30, 2016 and December 31, 2016, Performant’s total debt to EBITDA ratio would be lowered from 4.75 to 1.0 to 3.25 to 1.0.

If the Merger is not consummated on or prior to February 12, 2015 (or such later date not more than 30 days following such date as may be agreed by the Agent in its sole discretion), the provisions of the Third Amendment relating to the Merger, including the provisions permitting the completion of the Merger, shall become null and void.  In addition, if the planned offerings of the Notes, and Performant’s common stock (if any) are completed but the Merger is not consummated by February 12, 2015 (or such later date not more than 30 days following such date as may be agreed by the Agent in its sole discretion), Performant will also be required to repay all of the outstanding obligations under the Credit Agreement within 2 business days after such date.

Item 2.02.  Results of Operations and Financial Condition.

On January 28, 2015, Performant issued a press release announcing preliminary guidance for Performant’s financial results for the fourth quarter of 2014. A copy of the press release is furnished herewith as Exhibit 99.1.  The information furnished in this Form 8-K, including exhibit 99.1 attached, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 3.02.  Unregistered Sales of Equity Securities.

As discussed in Item 1.01 above, a portion of the consideration to be delivered to the former stockholders of PHX consists of shares of common stock of Performant with an aggregate value of $22 million.  The number of shares of Performant common stock to be issued will be based on the average closing price of Performant common stock during the sixty (60) trading days ending two (2) trading days prior to the closing date of the Merger, or, if lower, the public offering price per share in Performant’s proposed public offering of common stock to partially fund the Merger Consideration.  These shares of Performant common stock will be issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01.  Other Events.

On January 28, 2015, Performant announced separate concurrent registered public offerings of $80 million aggregate principal amount of its convertible senior notes due 2020 and $50 million of its common stock. A copy of this press release is attached as Exhibit 99.2 to this report and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(a)                Financial statements of business acquired.

The consolidated balance sheet, and the related consolidated statements of income and cash flows for the years ended December 31, 2013, and 2012 of PHX, the related notes thereto, and the report of independent auditors related thereto with respect to the audited financial statements of PHX, are filed as Exhibit 99.3 to this report and are incorporated by reference herein.(1)

The consolidated balance sheet, and the related consolidated statements of income and cash flows for the years ended December 31, 2012 and 2011 of PHX, the related notes thereto, and the report of independent auditors related thereto with respect to the audited financial statements of PHX, are filed as Exhibit 99.4 to this report and are incorporated by reference herein.(1)

The unaudited consolidated balance sheet as of September 30, 2014, and the related unaudited consolidated statements of income and cash flows for the nine months ended September 30, 2014 and 2013 of PHX, and the related notes thereto, are filed as Exhibit 99.5 to this report and are incorporated by reference herein.(1)

(b)               Pro forma financial information.

The unaudited pro forma condensed combined balance sheet as of September 30, 2014, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 and the nine months ended September 30, 2014, and the related notes thereto, of Performant after giving effect to the spin-off by PHX of its subsidiary Pay-Plus Solutions, Inc. and the subsequent acquisition of PHX by Performant, are filed as Exhibit 99.6 to this report and are incorporated by reference herein.

(d)               Exhibits.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibits are deemed to have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

2.1

Agreement and Plan of Merger dated January 28, 2015 by and among Performant Financial Corporation, Premier Healthcare Exchange, Inc., Project Phoenix Merger Sub, Inc. and Todd Roberti, as stockholder representative. †

23.1	Consent of Baker Tilly Virchow Krause, LLP, independent registered public accounting firm of Premier Healthcare Exchange, Inc.

99.1	Performant Financial Corporation Press Release dated January 28, 2015.

99.2	Performant Financial Corporation Press Release dated January 28, 2015.

99.3	Consolidated financial statements of Premier Healthcare Exchange, Inc. for the years ended December 31, 2012 and 2011.

99.4	Consolidated financial statements of Premier Healthcare Exchange, Inc. for the years ended December 31, 2013 and 2012.

(1)          The consolidated financial statements of PHX are inclusive of PHX's subsidiary Pay-Plus Solutions, Inc. and do not give effect to the spin-off of this subsidiary which will occur in connection with Performant's acquisition of PHX.

99.5	Unaudited consolidated financial statements of Premier Healthcare Exchange, Inc. as of September 30, 2014 and December 31, 2013 and the three and nine month periods ended September 30, 2014 and 2013.

99.6	Unaudited pro forma condensed combined financial data of Performant Financial Corporation for the year ended December 31, 2013 and as of and for the nine months ended September 30, 2014.

†                                          Schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Performant hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANT FINANCIAL CORPORATION

By:	/s/ Hakan Orvell
Hakan Orvell
Chief Financial Officer

Date: January 28. 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger dated January 28, 2015 by and among Performant Financial Corporation, Premier Healthcare Exchange, Inc., Project Phoenix Merger Sub, Inc. and Todd Roberti, as stockholder representative. †

23.1	Consent of Baker Tilly Virchow Krause, LLP, independent registered public accounting firm of Premier Healthcare Exchange, Inc.

99.1	Performant Financial Corporation Press Release dated January 28, 2015.

99.2	Performant Financial Corporation Press Release dated January 28, 2015.

99.3	Consolidated financial statements of Premier Healthcare Exchange, Inc. for the years ended December 31, 2012 and 2011.

99.4	Consolidated financial statements of Premier Healthcare Exchange, Inc. for the years ended December 31, 2013 and 2012.

99.5	Unaudited consolidated financial statements of Premier Healthcare Exchange, Inc. as of September 30, 2014 and December 31, 2013 and the three and nine month periods ended September 30, 2014 and 2013.

99.6	Unaudited pro forma condensed combined financial data of Performant Financial Corporation for the year ended December 31, 2013 and as of and for the nine months ended September 30, 2014.

†                                          Schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Performant hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.